EXHIBIT 23




                         CONSENT OF INDEPENDENT AUDITORS


As independent auditors of Powerlinx, Inc., we hereby consent to the incorporation of our audit report dated February 18, 2004, except for Note 15, as to which the date is March 1, 2004, in the Registration Statements of Powerlinx, Inc. (Form S-8 File Number 333-103141) filed with the Securities and Exchange Commission.


/s/ AIDMAN, PISER & COMPANY, P.A.

Tampa, Florida
March 15, 2004